Exhibit 99.1

Globus Medical Reports 2014 First Quarter Results

AUDUBON, PA, April 29, 2014: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the first quarter ended March 31, 2014.

•	Worldwide sales were $114.2 million

•	First quarter net income was $21.1 million

•	Earnings per diluted share (EPS) were $0.22

•	Non-GAAP EPS was $0.24

•	Non-GAAP Adjusted EBITDA was 36.8% of sales

"We are pleased with our results this quarter, having executed well on both the top and bottom lines while delivering strong cash flow. With the launch of five new products this quarter we have the momentum to maintain and expand our industry leading product portfolio," commented David Paul, Chairman and CEO. "We also demonstrated additional operating leverage with an Adjusted EBITDA margin of 36.8%, a 300 basis point improvement over last year, demonstrating our continued ability to increase operating leverage in our business."

First quarter net sales were $114.2 million, as compared to $105.0 million last year, representing an 8.8% increase. Sales in the US grew by 5.6%, over the first quarter of 2013. International sales, representing 10.9% of total sales, grew by 43.0% over the same quarter in 2013.

Non-GAAP Adjusted EBITDA for the quarter was 36.8% of net sales, compared to 33.8% for the first quarter last year. Non-GAAP net income, which excludes the provision for litigation, for the quarter was $22.8 million, or $0.24 per diluted share, as compared to $19.9 million, or $0.21 per diluted share, for 2013. GAAP net income for the quarter was $21.1 million, or $0.22 per diluted share, as compared to $19.9 million, or $0.21 per diluted share, in the first quarter of 2013.

Cash, cash equivalents and marketable securities ended the quarter at $305.0 million, increasing by $29.5 million during the quarter. The company remains debt free.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2014 first quarter results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

If you are unable to participate during the live teleconference, the call will be archived until Tuesday, May 13, 2014. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The pass code for the audio replay is 2863-3212.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, Adjusted EBITDA, which represents net income before interest (income)/expense, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, changes in the fair value of acquisition-related contingent consideration and provision for litigation, net, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. In addition, for the periods ended March 31, 2014 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share, respectively, before provision for litigation, net, which is net of the tax effects of such provision. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operative performance from period to period as they remove the effects of litigation, which we believe are not reflective of underlying business trends. We also define the non-GAAP measure of Free Cash Flow as the net cash provided by operating activities less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.

Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share and Free Cash Flow are not calculated in conformity with U.S. GAAP within the meaning of Item 10 of Regulation S-K. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share and Free Cash Flow may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2014	March 31, 2013
Sales	$114,210	$105,018
Cost of goods sold	25,312	23,493
Gross profit	88,898	81,525

Operating expenses:
Research and development	7,443	6,847
Selling, general and administrative	46,678	45,397
Provision for litigation, net	2,535	50
Total operating expenses	56,656	52,294

Operating income	32,242	29,231
Other income, net	245	279
Income before income taxes	32,487	29,510
Income tax provision	11,348	9,619

Net income	$21,139	$19,891

Earnings per share:
Basic	$0.23	$0.22
Diluted	$0.22	$0.21
Weighted average shares outstanding:
Basic	93,715	91,805
Diluted	95,172	93,573

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,602	$89,962
Short-term marketable securities	176,204	148,962
Accounts receivable, net of allowances of $1,504 and $1,581, respectively	63,224	62,414
Inventories	72,507	70,350
Prepaid expenses and other current assets	4,744	5,080
Income taxes receivable	1,142	2,723
Deferred income taxes	38,478	37,317
Total current assets	460,901	416,808
Property and equipment, net of accumulated depreciation of $104,817 and $99,910, respectively	65,643	64,150
Long-term marketable securities	24,151	36,528
Intangible assets, net	29,404	29,537
Goodwill	18,372	18,372
Other assets	951	909
Total assets	$599,422	$566,304

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	9,446	10,073
Accounts payable to related party	3,840	2,656
Accrued expenses	49,152	51,125
Income taxes payable	8,654	2,358
Business acquisition liabilities, current	1,399	1,730
Total current liabilities	72,491	67,942
Business acquisition liabilities, net of current portion	15,621	15,528
Deferred income taxes	5,130	6,385
Other liabilities	4,115	4,089
Total liabilities	97,357	93,944
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 94,065 and 93,443 shares at March 31, 2014 and December 31, 2013, respectively	94	93
Additional paid-in capital	162,554	153,987
Accumulated other comprehensive loss	(1,011)	(1,009)
Retained earnings	340,428	319,289
Total equity	502,065	472,360
Total liabilities and equity	$599,422	$566,304

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
(In thousands)	March 31, 2014	March 31, 2013
Cash flows from operating activities:
Net income	$21,139	$19,891
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,297	4,610
Provision for excess and obsolete inventories	1,813	2,000
Stock-based compensation	1,927	1,312
Allowance for doubtful accounts	89	54
Change in deferred income taxes	(2,415)	(1,900)
(Increase)/decrease in:
Accounts receivable	(812)	(6,197)
Inventories	(3,993)	(7,009)
Prepaid expenses and other assets	239	(850)
Increase (decrease) in:
Accounts payable	(1,096)	(320)
Accounts payable to related party	1,184	1,322
Accrued expenses and other liabilities	(2,015)	(5,490)
Income taxes payable/receivable	7,875	10,853
Net cash provided by operating activities	29,232	18,276

Cash flows from investing activities:
Purchases of marketable securities	(75,343)	(93,187)
Maturities of marketable securities	46,250	—
Sales of marketable securities	14,280	—
Purchases of property and equipment	(6,164)	(6,772)
Net cash used in investing activities	(20,977)	(99,959)

Cash flows from financing activities:
Payment of business acquisition liabilities	(200)	(400)
Proceeds from issuance of common stock	3,855	885
Excess tax benefit related to nonqualified stock options	2,786	303
Net cash provided by financing activities	6,441	788

Effect of foreign exchange rate on cash	(56)	38

Net increase/(decrease) in cash and cash equivalents	14,640	(80,857)
Cash and cash equivalents, beginning of period	89,962	212,400
Cash and cash equivalents, end of period	$104,602	$131,543

Supplemental disclosures of cash flow information:
Interest paid	13	17
Income taxes paid	$3,168	$418

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended
(In thousands, except percentages)	March 31, 2014	March 31, 2013
Net income	$21,139	$19,891
Interest income, net	(201)	(46)
Provision for income taxes	11,348	9,619
Depreciation and amortization	5,297	4,610
EBITDA	37,583	34,074
Stock-based compensation	1,927	1,312
Provision for litigation, net	2,535	50
Change in fair value of acquisition-related contingent consideration	10	70
Adjusted EBITDA	$42,055	$35,506
Adjusted EBITDA as a percentage of sales	36.8%	33.8%
Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended
(In thousands)	March 31, 2014	March 31, 2013
Net income	$21,139	$19,891
Provision for litigation, net of taxes	1,648	32
Non-GAAP Net Income	$22,787	$19,923
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended
(Per share amounts)	March 31, 2014	March 31, 2013
Diluted earnings per share, as reported	$0.22	$0.21
Provision for litigation, net of taxes	0.02	—
Non-GAAP diluted earnings per share	$0.24	$0.21

Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended
(In thousands)	March 31, 2014	March 31, 2013
Net cash provided by operating activities	$29,232	$18,276
Purchases of property and equipment	(6,164)	(6,772)
Non-GAAP free cash flow	$23,068	$11,504

The following table highlights certain information related to our liquidity and capital resources:

(In thousands)	March 31, 2014	December 31, 2013
	(unaudited)
Cash and cash equivalents	$104,602	$89,962
Short-term marketable securities	176,204	148,962
Long-term marketable securities	24,151	36,528
Total cash, cash equivalents and marketable securities	$304,957	$275,452

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$388,410	$348,866

Contact:
Ed Joyce
Director, Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com